Exhibit
                                 ITEM 22- 2(b)
                         Frontier Pacific Insurance Bond



                                   SURETY BOND

WITNESSETH: This Surety Bond given by PowerSource Corporation and Frontier Pacific Insurance Company and servally bound unto Automated Power Exchange, Inc. as Obligee, in the amount of $ 150,000.00 (U.S.) for the payment of which the Principal and Surety bind themselves, their heirs, executors, administrators, successors, assigns or other legal representatives.

WHEREAS, the Principal and Obligee have entered into a Automated Power Exchange Service and Participation Agreement (the "Service Agreement"), and a Automated Power Exchange Master Terms and Conditions of Service (as such terms and conditions may be amended, modified or supplemented from time to time, (the "APX Terms"), pursuant to which the Principal may from time to time use the services of the Obligee for the purchase and sale of electric power (hereinafter referred to as "Transactions"); and ,

WHEREAS, the Principal has promised to pay the Obligee any indebtedness arising from such Transactions, as bills are rendered, and shall be in Default unless payment is made within the time required under the agreement; and,

WHEREAS, the Surety promises to pay to the Obligee any amounts in Default on any Transactions where the Transactions occur during the term of this Bond, and

WHEREAS, upon Default or failure to remit pursuant to a demand for deposit within the required timeframe, the Obligee shall provide notice to the Surety and the Surety shall render payment to the Obligee with one (1) business day of receipt of such notice,

NOW, THEREFORE, the condition of the obligation is such that if the Principal shall pay or cause to be paid to the Obligee, within the time required under the agreement, all amounts arising from such Transactions or deposit demands that may at any time hereafter be due and owing to the Obligee by the Principal, then this obligation shall be null and void, otherwise to remain in full force and effect.

This bond is subject to the following terms, limitations and conditions:

1. Notwithstanding anything herein to the contrary, the term of this bond shall be indefinite commencing 9/09/99.

2. The Surety shall have the right to terminate its liability hereunder at any time by giving notice in writing to the Obligee and stating therein the effective date of such termination which date shall not be less than ninety (90) days after receipt of said termination notice by the Obligee. Such notice shall not limit or terminate any obligation of Surety arising under the Agreement in respect to any obligations arising from any transactions entered into prior to the date of such termination by Surety. Written notice of termination shall be sent by certified mail, return receipt requested, to Automated Power Exchange, 10455-3 Bandley Drive, Cupertino, CA 95104, attention: Russ Kinsch.

3. It is understood and agreed between the Principal and Obligee that upon the receipt of Surety's ninety (90) day written notice of termination as provided above, the Obligee may demand a deposit from the Principal in the amount of $150,000.00 . Only written notice to the Principal at least ten (10) days prior to the termination or expiration of Surety's bond. It is also understood and agreed between the Principal and Obligee that the deposit must be remitted to the Obligee within one business day of receipt of such notice.

4. That no proceeding in law or in equity may be brought under this bond unless the same shall be commenced and process served prior to the expiration of two
(2) years from the date of cancellation of this bond.

IN WITNESS THEREOF, said Principal and said Surety have caused these presents to be duly signed and sealed this 9th day of September 1999.

PowerSource Corporation, a Nevada Corporation
         3660 Wilshire Blvd., Suite 1104                    Principal
         Los Angeles, CA  90010
                                                     By: /s/ Roman Gordon
                                                     Roman Gordon   Chairman
                  (Seal)

4250 Executive Square, Suite 200            Frontier Pacific Insurance Company,
         La Jolla, CA  92037                           a California Corporation

                  (Seal)
                                                 Nancy Wibbens, Attorney-In-Fact
                                                           By: /s/ Nancy Wibbens
                                                      Nancy Wibbens

         10455 - Bandley Drive
Automated Power Exchange, Inc., a California corporation Obligee
         Cupertino, CA  95014

                  (Seal)

                                                                Bond No. 7496FP
POWER OF ATTORNEY

Know All Men By These Presents: That FRONTIER PACIFIC INSURANCE COMPANY, a California Corporation, having its principal office, in La Jolla, California, pursuant to the following resolution, adopted by the Board of Directors of the Corporation on the 15th day of November, 1991.

"RESOLVED, that the Chairman of the Board, the President, or any Vice President be, and hereby is, authorized to appoint Attorneys-in-Fact to represent and act for and on behalf of the Company to execute bonds, undertakings, recognizances and other contracts of indemnity and writings obligatory in the nature thereof, and to attach thereto the corporate seal of the Company, in the transaction of its surety business;

"RESOLVED, that the signatures and attestations of such officers and the seal of the Company may be affixed to any such Power of Attorney or to any certificate relating thereto by facsimile, and any such Power of Attorney or certificate bearing such facsimile, and any such Power of Attorney or certificate bearing such facsimile signatures or facsimile seal shall be valid and binding upon the Company when so affixed with respect to any bond, undertaking, recognizance or other contract of indemnity or writing obligatory in the nature thereof;

"RESOLVED, that any such Attorney-in-Fact delivering a secretarial certification that the foregoing resolutions still be in effect may insert in such certification the date thereof, said date to be not later than the date of delivery thereof by such Attorney-in-Fact."

This Power of Attorney is signed and sealed in facsimile under and by the authority of the above Resolution.

DOES HEREBY MAKE, CONSTITUTE AND APPOINT:

OF, in the State of its true and lawful Attorney(s)-in Fact with full power and authority hereby conferred in its name, place and stead to sign, execute, acknowledge and deliver in its behalf, and as its act and deed, without power of redelegation, as follows:

Bonds guaranteeing the fidelity of persons holding places of public or private trust; guaranteeing the performance of contracts other than insurance policies; and executing or guaranteeing bonds and undertakings required or permitted in all actions or proceedings or by law allowed; IN AN AMOUNT NOT TO EXCEED THREE MILLION FIVE HUNDRED THOUSAND ($3,500,000.00) DOLLARS; and to bind FRONTIER PACIFIC INSURANCE COMPANY thereby as fully and to the same extent as if such bond or undertaking was signed by the duly authorized officers of FRONTIER PACIFIC INSURANCE COMPANY, and all the acts of said Attorney (s)-in-Fact pursuant to the authority herein given are hereby ratified and confirmed.

In Witness Whereof, FRONTIER PACIFIC INSURANCE COMPANY of LaJolla, California, has caused this Power of Attorney to be signed by its Vice President and its Corporate seal to be affixed this 9th day of September , 1999.

                       FRONTIER PACIFIC INSURANCE COMPANY


                             BY:/s/David E. Cambell
                        DAVID E. CAMPBELL, Vice President
STATE OF CALIFORNIA)
COUNTY OF SAN DIEGO)

On 9/09/99 before me, Nydia Ortiz, personally appeared David E. Campbell, personally known to me or proved to me on the basis of satisfactorily evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person(s) acted, executed the instrument.

         WITNESS my hand and official seal


Signature of Notary Corporation Acknowledgement


I, the undersigned, Joseph P. Loughlin, Secretary of FRONTIER PACIFIC INSURANCE COMPANY, do hereby certify that the original POWER OF ATTORNEY, of which the foregoing is a full, true and correct copy, is in full force and effect.

IN WITNESS  WHEREOF,  I have hereunto  subscribed my name as Joseph P. Loughlin,
Secretary, and affixed the Corporate Seal of the Corporation this 9th day of September, 19 99 .

         By: /s/ Joseph P. Loughlin
        Joseph P. Loughlin, Secretary